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                                                                    EXHIBIT 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

April 11, 2002

Dear Sir or Madam:

We have read Item 4 included in the Form 8-K dated April 12, 2002 of Global Power Equipment Group Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

cc: Michael H. Hackner, CFO and Vice President of Finance, Global Power
    Equipment Group Inc.